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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our reports dated December 11, 2000 and June 26, 2000 relating to the supplemental consolidated financial statements and the consolidated financial statements of TMP Worldwide Inc. and Subsidiaries, which are contained in that Prospectus, and of our reports dated December 11, 2000 and June 26, 2000 relating to the schedules, which are contained in
Part II of the Registration Statement.

    We also consent to the reference to our firm under the caption "Experts" in the Prospectus constituting a part of this Registration Statement.

                                          /s/ BDO Seidman, LLP
                                          --------------------------------------
                                          BDO SEIDMAN, LLP

New York, New York
December 19, 2000